                                                                 EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Prospectus of our report dated February 23, 1996 accompanying the financial statements of Northeast DBS Enterprises, L.P. included in the Registration Statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                          /s/ Fishbein & Company, P.C.

                                          FISHBEIN & COMPANY, P.C.


Elkins Park, Pennsylvania
November 19, 1997